UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2006

SONTRA MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-23017	41-1649949
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts	02038

(Address of principal executive offices)	(Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

On August 10, 2006, Sontra Medical Corporation (the “Company”) effected a one-for-ten reverse stock split of the Common Stock of the Company (the “Reverse Stock Split”), upon the filing of Articles of Amendment of Second Amended and Restated Articles of Incorporation, as amended (the “Articles of Amendment”), as described in Item 5.03 below. Pursuant to the Reverse Stock Split, each ten shares of Common Stock of the Company were combined and were reclassified into one share of Common Stock of the Company, and the number of issued and outstanding shares of Common Stock of the Company was proportionally reduced, in both cases without any change to the authorized number of shares of Common Stock or in the par value of such shares. No fractional shares were issued in connection with the Reverse Stock Split. Shareholders who are entitled to fractional shares will receive cash in lieu of receiving fractional shares. The exercise or conversion price, as well as the number of shares of Common Stock that can be issued upon exercise or conversion of the Company’s outstanding stock options, warrants and shares of Series A Preferred Stock, will be proportionately adjusted to reflect the Reverse Stock Split. The number of shares reserved for issuance under the Company’s equity compensation plans will also be reduced proportionately.

As of the opening of the Nasdaq Capital Market on August 11, 2006, the Company’s Common Stock began trading on a split-adjusted basis under the trading symbol “SONTD” for a period of 20 trading days.

On August 11, 2006, the Company issued a press release announcing the Reverse Stock Split described above. A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Reverse Stock Split described above, the Company revised its specimen certificate of Common Stock, $0.01 par value per share, a copy of which is filed herewith as Exhibit 4.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2006, the Company filed the Articles of Amendment with the Secretary of State of the State of Minnesota to effect the Reverse Stock Split. The Articles of Amendment became effective at 5:00 p.m., eastern time, on August 10, 2006. A copy of the Articles of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment of Second Amended and Restated Articles of Incorporation, as amended of Sontra Medical Corporation filed with the Secretary of State of the State of Minnesota on August 10, 2006.

4.1	Specimen Certificate of Common Stock of the Registrant.

99.1	Press Release of the Registrant, dated August 11, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

Date: August 11, 2006	By:	/s/ Thomas W. Davison
Thomas W. Davison
President and Chief Executive Officer